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                                                                EXHIBIT 13(a)



                      [Deloitte & Touche LLP Letterhead]


                         INDEPENDENT AUDITORS' CONSENT



The Committee Members
  and Participants of
  Continental Assurance Company
  Separate Account (B)



     We consent to the use in this Post-Effective Amendment No. 45 to Registration Statement No. 2-25483 on Form N-3 of Continental Assurance Company Separate Account (B) (a separate account of Continental Assurance Company, a wholly-owned subsidiary of Continental Casualty Company, which is a wholly-owned subsidiary of CNA Financial Corporation, an affiliate of Loews Corporation), of our reports dated February 13, 1998 accompanying the financial statements of Continental Assurance Company Separate Account (B) for the year ended December 31, 1997, and the financial highlights of Continental Assurance Company Separate Account (B) for the ten years ended December 31, 1997, and our report dated February 18, 1998, accompanying the financial statements of Continental Assurance Company for the year ended December 31, 1997 appearing in or incorporated by reference in the Prospectus and the Statement of Additional Information, which are parts of such Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information, which is part of this Registration Statement.




Deloitte & Touche LLP
Chicago, Illinois
April 30, 1998